UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2011

PremierWest Bancorp
(Exact Name of Registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	000-50332 (Commission File Number)	93 - 1282171 (IRS Employer Identification No.)

503 Airport Road, Medford, Oregon 97504 Address of Principal Executive Office

Registrant's telephone number including area code 541-618-6003

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)      On May 16, 2011, PremierWest Bancorp entered into a Supplemental Executive Retirement Plan (SERP) Agreement with T. Joe Danelson, Executive Vice President & Chief Banking Officer, who became eligible for such benefits upon completion of three years of service as an executive officer.  The SERP agreement is subject to all applicable TARP restrictions and provides SERP benefits to Mr. Danelson pursuant to the standard SERP benefits approved by the Compensation Committee of the Board of Directors in 2008.   Upon retirement at age 65, Mr. Danelson will be entitled to receive an annual benefit equal to 38% of his base salary, payable in monthly installments for 15 years.  If Mr. Danelson retires or is terminated without cause (or resigns for good reason) prior to age 65, he will be entitled to receive a reduced benefit based on the number of years of service at the time of termination. The attached form of agreement contains a more detailed explanation of the specific benefits and the terms and conditions and is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

                      (d)              Exhibits.

                                        10.1  SERP Agreement with T. Joe Danelson

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2011	By:	PREMIERWEST BANCORP (Registrant) By: /s/ Tom Anderson Tom Anderson Executive Vice President and Chief Adminsitrative Officer